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                                                                    Exhibit 99.1


                           CONSENT OF NOMINEE DIRECTOR

                                       OF

                           REGISTRY MAGIC INCORPORATED

       The undersigned nominee for director of Registry Magic Incorporated (the "Company") hereby consents to the following:

         Pursuant to Rule 438 of the Securities Act of 1933, the undersigned nominee director consents to the inclusion of his name and references to him in the Registration Statement on Form SB-2 filed by the Company, with regard to becoming a director of the Company upon closing of the Company's initial public offering.

         Dated: April 17, 1998.

                                              /s/ Sheldon E. Misher
                                              ---------------------------------
                                              Sheldon E. Misher